                    OPPENHEIMER EMERGING TECHNOLOGIES FUND
                                (the "Trust")

                                   BY-LAWS
                             Amended and Restated
                             as of June 16, 2005

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of  Meeting.  All  meetings of the  Shareholders  shall be held at the  principal  office of the Trust or at such  other  place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of  meeting.  Any terms used herein  shall have the meaning  defined in the Declaration of Trust, as amended from time to time.

      Section 2.  Shareholder  Meetings.  Meetings of the Shareholders for any
purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt  of the  request in writing  signed by  Shareholders  that hold in the aggregate  not less than ten percent in amount of the entire  number of Shares issued and outstanding and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

      Section  3.  Notice  of  Meetings  of  Shareholders.  Not less  than ten days' and not more than 120 days'  written or printed  notice of every meeting of  Shareholders,  stating the time and place thereof (and the general  nature of the  business  proposed to be  transacted  at any special or  extraordinary meeting),  shall be given to each Shareholder  entitled to vote thereat either by  mail  or by  presenting  it to  him  personally  or by  leaving  it at his residence or usual place of business.  If mailed,  such notice shall be deemed to be  given  when  deposited  in the  United  States  mail  addressed  to the
Shareholder  at his post  office  address as it appears on the  records of the
Trust, with postage thereon prepaid.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a date,  not exceeding 120 days and not less than ten days preceding the date of any  meeting  of  Shareholders,  and not  exceeding  120  days  preceding  any dividend  payment date or any date for the  allotment  of rights,  as a record date for the  determination of the  Shareholders  entitled to notice of and to vote at such meeting,  or entitled to receive such dividend or rights,  as the case may be; and only  Shareholders  of record on such date shall be  entitled to notice of and to vote at such  meeting  or to  receive  such  dividends  or rights, as the case may be.

      Section 5.  Access to  Shareholder  List.  The Board of  Trustees  shall make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the Trust,  upon  receipt of the  request in writing signed by not less than ten  Shareholders of the Trust (who have been such for at least six months)  holding in the aggregate the lesser of (i) Shares valued at $25,000  or more at  current  offering  price (as  defined  in the  Trust's
Prospectus),  or (ii) one percent in amount of the entire  number of shares of
the  Trust  issued  and  outstanding;   such  request  must  state  that  such
Shareholders  wish  to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a request  for a meeting  pursuant  to  Section 2 of
Article I of these By-Laws and accompanied by a form of  communication  to the
Shareholders.  The Board of  Trustees  may,  in its  discretion,  satisfy  its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the principal  offices of the Trust,  or at the offices of the Trust's  transfer agent,  during regular  business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

      Section  6.  Quorum,   Adjournment  of  Meetings.  Except  as  otherwise
required by the  Declaration of Trust,  1940 Act or other  applicable law, the presence  in person or by proxy of  one-third  of the Shares  entitled to vote shall be a quorum for the transaction of business at a Shareholders'  meeting, provided,  however,  that if any action to be taken by the  Shareholders  of a
Series or Class  requires an  affirmative  vote of a majority,  or more than a majority,  of the Shares  outstanding  and entitled to vote, then with respect to voting on that  particular  issue the presence in person or by proxy of the holders of a majority of the Shares  outstanding  and entitled to vote at such a meeting  shall  constitute  a quorum for the  transaction  of business  with respect  to such  issue.  If,  however,  such  quorum  shall not be present or represented at any meeting of the shareholders,  the shareholders  entitled to vote thereat,  present in person or represented by proxy, shall have the power to  adjourn  the  meeting  from  time  to  time,  without  notice  other  than announcement  at the meeting,  until a quorum shall be present or represented.
At such adjourned  meeting at which a quorum shall be present or  represented, any  business  may be  transacted  which  might  have been  transacted  at the meeting as  originally  notified.  This  Section 6 may be altered,  amended or repealed only upon the affirmative  vote of the holders of the majority of the shares of the Trust at the time outstanding and entitled to vote.

      Section 7.  Voting and  Inspectors.  At all  meetings  of  Shareholders, every  Shareholder of record entitled to vote thereat shall be entitled to one vote for each  Share of the  Trust  standing  in his name on the  books of the
Trust (and such  Shareholders of record holding  fractional  shares shall have proportionate  voting rights as provided in the  Declaration  of Trust) on the date for the  determination of Shareholders  entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing  subscribed by such  Shareholder or his duly authorized  attorney-in-fact.  No proxy which is dated more than three months before the meeting shall be accepted  unless such proxy shall,  on its face,  name a longer  period for which it is to remain in force.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the  holders of ten per cent (10%) of the Shares  entitled  to vote at such  election  shall,  appoint two  inspectors of election who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

      Section 8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present, by a Vice-President,  or if none of them is present, by a chairman to be elected at the meeting.  The Secretary of the Trust,  if present,  shall act as  Secretary  of such  meetings,  or if he is not  present,  an Assistant
Secretary  shall so act; if neither the Secretary  nor an Assistant  Secretary is present, then the meeting shall elect its secretary.

      Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                               BOARD OF TRUSTEES

      Section 1. Number and Tenure of Office.  The  business  and  property of the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise  provided  herein,  hold office until the meeting of Shareholders of the Trust next  succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease  in Number of  Trustees.  The Board of
Trustees,  by the vote of a majority of the entire  Board,  may  increase  the number of Trustees to a number not exceeding  fifteen,  and may elect Trustees to fill the  vacancies  created by any such increase in the number of Trustees until the next annual  meeting or until their  successors are duly elected and qualify;  the  Board of  Trustees,  by the vote of a  majority  of the  entire
Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any  Trustee  shall not be  affected  by any such decrease.  Vacancies  occurring other than by reason of any such increase shall be filled as provided for a  Massachusetts  business trust. In the event that after the proxy  material has been printed for a meeting of  Shareholders at which  Trustees  are to be elected  and any one or more  nominees  named in such proxy material dies or become  incapacitated,  the  authorized  number of
Trustees  shall be  automatically  reduced  by the  number  of such  nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

      Section 3.  Removal.  A Trustee at any time may be removed  either  with or without cause by resolution  duly adopted by the  affirmative  votes of the holders of  two-thirds  of the  outstanding  Shares of the  Trust,  present in person or by proxy at any  meeting of  Shareholders  at which such vote may be taken,  provided  that a quorum is  present.  Any  Trustee  at any time may be removed for cause by  resolution  duly  adopted at any meeting of the Board of
Trustees  provided  that  notice  thereof is  contained  in the notice of such meeting  and that  such  resolution  is  adopted  by the vote of at least  two thirds of the Trustees  whose  removal is not proposed.  As used herein,  "for cause"  shall mean any cause which under  Massachusetts  law would  permit the removal of a Trustee of a business trust.

      Section 4.  Place of  Meeting.  The  Trustees  may hold their  meetings,
have  one  or  more  offices,   and  keep  the  books  of  the  Trust  outside
Massachusetts,  at any office or offices of the Trust or at any other place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section  5.  Regular   Meetings.   Regular  meetings  of  the  Board  of
Trustees  shall  be held at such  time  and on  such  notice,  if any,  as the
Trustees  may from time to time  determine.  One such regular  meeting  during each  fiscal year of the Trust shall be  designated  an annual  meeting of the
Board of Trustees.

      Section  6.  Special   Meetings.   Special  meetings  of  the  Board  of
Trustees  may be held from time to time upon call of the Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees, by oral or telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof  waives  such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section  7.  Quorum.  One-third  of the  Trustees  then in office  shall constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting  of the Board there  shall be less than a quorum  present  (in  person or by open  telephone line,  to the extent  permitted  by the  Investment  Company  Act of 1940 (the
"1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act  of  the  Board,  except  as may be  otherwise  specifically  provided  by statute,  by the  Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

      Section  8.  Executive  Committee.  The Board of  Trustees  may,  by the
affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee  to consist of such number of Trustees  (not less than three) as the Board may from  time to time  determine.  The Board of  Trustees by such  affirmative  vote shall have power at any time to change the  members of such  Committee  and may fill  vacancies in the  Committee by election from the  Trustees.  When the Board of Trustees is not in  session,  the  Executive
Committee  shall have and may  exercise  any or all of the powers of the Board of  Trustees  in the  management  of the  business  and  affairs  of the Trust
(including  the power to authorize  the seal of the Trust to be affixed to all papers  which may require it) except as provided by law or by any  contract or agreement  to which the Trust is a party and except the power to  increase  or decrease the size of, or fill  vacancies  on, the Board,  to remove or appoint executive  officers or to dissolve or change the  permanent  membership of the
Executive Committee,  and the power to make or amend the By-Laws of the Trust.
The Executive Committee may fix its own rules of procedure,  and may meet when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be  necessary to  constitute a quorum. In the absence of any member of the Executive  Committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of  Trustees  to act in the place of such absent member.

      Section   9.  Other   Committees.   The  Board  of   Trustees,   by  the
affirmative  vote  of a  majority  of the  entire  Board,  may  appoint  other committees  which shall in each case  consist of such  number of members  (not less than two) and shall have and may  exercise,  to the extent  permitted  by law,  such  powers as the Board may  determine  in the  resolution  appointing them.  A majority  of all  members of any such  committee  may  determine  its action,  and fix the  time and  place of its  meetings,  unless  the  Board of
Trustees shall  otherwise  provide.  The Board of Trustees shall have power at any time to change the members and, to the extent  permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 10. Informal  Action by and Telephone  Meetings of Trustees and
Committees.  Any action  required or  permitted  to be taken at any meeting of the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be. Trustees or members of the
Board of  Trustees  may  participate  in a  meeting  by means of a  conference telephone  or similar  communications  equipment;  such  participation  shall, except  as  otherwise  required  by the 1940  Act,  have the  same  effect  as presence in person.

      Section 11.  Compensation  of  Trustees.  Trustees  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section  12.  Dividends.  Dividends  or  distributions  payable  on  the
Shares of any Series may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in lieu of such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

                                  ARTICLE III

                                   OFFICERS

      Section 1.  Executive  Officers.  The  executive  officers  of the Trust may  include  a  Chairman  of the  Board of  Trustees,  and  shall  include  a
President,  one or more Vice  Presidents  (the number thereof to be determined by the Board of Trustees),  a Secretary  and a Treasurer.  The Chairman of the
Board of Trustees,  if any,  shall be selected  from among the  Trustees.  The
Board of  Trustees  or the  Executive  Committee  may  also in its  discretion appoint  Assistant  Secretaries,  Assistant  Treasurers,  and other  officers, agents and  employees,  who shall have such  authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and Vice President,  may be held by the same person, but no officer shall  execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

      Section  2. Term of  Office.  The term of office of all  officers  shall be until their  respective  successors  are chosen and qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section 3.  Powers and  Duties.  The  officers  of the Trust  shall have such powers and duties as generally  pertain to their respective  offices,  as well as such  powers and duties as may from time to time be  conferred  by the
Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

      Section 1.  Certificates  of Shares.  Each  Shareholder of any Series of
the Trust may be issued a certificate or  certificates  for his Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

      Section  2.   Transfer  of  Shares.   Shares  of  any  Series  shall  be
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of
Trustees.

      Section 3. Share  Ledgers.  The share  ledgers of the Trust,  containing the name and  address  of the  Shareholders  of each  Series and the number of shares  of  that  Series,  held  by them  respectively,  shall  be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                   ARTICLE V

                                     SEAL

     The Board of  Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                  FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                  ARTICLE VII

                             AMENDMENT OF BY-LAWS

     The  By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.